CUSIP No. 6573J20                                              Page 8 of 8 Pages



                                     EXHIBIT

                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13G to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:    October 10, 2001



By:       /s/ Marvin H. Mahan
   --------------------------------
          Marvin H. Mahan


By:       /s/ Ingrid T. Mahan
   --------------------------------
          Ingrid T. Mahan